UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 1 TO

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Original Report (earliest event reported): May 19, 2008

APPLE REIT EIGHT, INC.

(Exact name of registrant as specified in its charter)

Virginia	000-53175	20-8268625
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

814 East Main Street, Richmond, Virginia	23219
(Address of principal executive offices)	(Zip Code)

(804) 344-8121

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Apple REIT Eight, Inc. hereby amends Item 9.01 of its Current Report on Form 8-K dated May 19, 2008 and filed (by the required date) on May 21, 2008 for the purpose of filing certain financial statements and information. In accordance with Rule 12b-15 under the Securities Exchange Act of 1934, as amended, this Amendment No. 1 sets forth the complete text of the item as amended.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial statements of business acquired.

Homecourt Portfolio

Winston-Salem, North Carolina Hotel

(b)	Pro forma financial information.

The below pro forma financial information pertains to the hotels referred to in the financial statements (see (a) above) and to a separate group of recently purchased hotels.

Apple REIT Eight, Inc. (Unaudited)

Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2008	36
Notes to Pro Forma Condensed Consolidated Balance Sheet	38
Pro Forma Condensed Consolidated Statements of Operations for the Year Ended December 31, 2007 and Three Months Ended March 31, 2008	39
Notes to Pro Forma Condensed Consolidated Statements of Operations	45

(c)	Shell company transactions.

Not Applicable.

(d)	Exhibits.

None.

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Members of

Homecourt Hospitality Group:

We have audited the accompanying combined balance sheet of Homecourt Hospitality Group (the Group), as of December 31, 2007 and the related combined statements of operations, owners’ equity, and cash flows for the period from January 19, 2007 through December 31, 2007. These financial statements are the responsibility of the Group’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America as established by the American Institute of Certified Public Accountants. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Homecourt Hospitality Group as of December 31, 2007, and the results of their operations and their cash flows for the period from January 19, 2007 through December 31, 2007, in conformity with accounting principles generally accepted in the United States of America.

/s/     Grant Thornton LLP

Orlando, Florida
March 14, 2008

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Members of

McKibbon Hotel Group:

We have audited the accompanying combined balance sheet of McKibbon Hotel Group (the Predecessor), as of December 31, 2006, and the related combined statements of operations, owners’ equity, and cash flows for the period from January 1, 2007 through January 18, 2007 and for the year ended December 31, 2006. These financial statements are the responsibility of the Predecessor’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America as established by the American Institute of Certified Public Accountants. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of McKibbon Hotel Group as of December 31, 2006, and for the results of their operations and their cash flows for the period from January 1, 2007 through January 18, 2007 and for the year ended December 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

/s/     Grant Thornton LLP

Orlando, Florida
March 14, 2008

Homecourt Hospitality Group

Combined Balance Sheets

December 31, 2007 and 2006

	2007	Predecessor 2006
Assets
Property and equipment, net	$52,539,200	$25,280,470
Cash and cash equivalents	295,969	1,498,121
Restricted cash	1,122,453	108,822
Trade accounts receivable	426,925	352,284
Prepaid expenses and other assets	22,661	348,901
Intangible assets, net	880,322	257,867

Total assets	$55,287,530	$27,846,465

Liabilities and Owners’ Equity
Notes payable	$43,906,000	$24,577,436
Accounts payable and accrued expenses	807,630	771,026

Total liabilities	44,713,630	25,348,462

Commitments and Contingencies (Note F)
Total owners’ equity	10,573,900	2,498,003

Total liabilities and owners’ equity	$55,287,530	$27,846,465

The accompanying notes are an integral part of these combined financial statements.

Homecourt Hospitality Group

Combined Statements of Operations

For the Periods Ended December 31, 2007, January 18, 2007 and the

Year Ended December 31, 2006

	January 19, 2007 through December 31, 2007	Predecessor
		January 1, 2007 through January 18, 2007	Year Ended December 31, 2006
Operating Revenues:
Rooms	$11,521,198	$521,643	$11,191,623
Food & beverage	92,676	2,981	75,040
Other	134,975	8,005	151,433

Total revenues	11,748,849	532,629	11,418,096

Direct costs and expenses:
Rooms	1,983,115	113,871	2,013,779
Food and beverage	218,655	7,476	208,506
Other	91,834	8,033	99,998

Total direct costs and expenses	2,293,604	129,380	2,322,283

Total operating revenues, less direct costs and expenses	9,455,245	403,249	9,095,813
Operating expenses:
Depreciation and amortization expense	2,412,585	88,599	1,796,716
Administrative and general	1,124,742	65,301	1,252,574
Utilities	476,509	21,384	476,025
Property taxes	514,163	21,437	447,450
Property operations and maintenance	500,541	47,884	674,307
Management, incentive and franchise fees	948,216	37,474	1,101,070
Sales and marketing	891,679	52,593	872,044
Insurance and other expenses	119,450	13,705	115,976

Total operating expenses	6,987,885	348,377	6,736,162

Operating income	2,467,360	54,872	2,359,651
Other (expense) income:
Interest expense	(2,627,436)	(106,873)	(2,095,158)
Interest income	3,422	291	45,768

Total other expense	(2,624,014)	(106,582)	(2,049,390)

Net (loss) income	$(156,654)	$(51,710)	$310,261

The accompanying notes are an integral part of these combined financial statements.

Homecourt Hospitality Group

Combined Statements of Owners’ Equity

For the Period Ended December 31, 2007, January 18, 2007 and the

Year Ended December 31, 2006

Total Owners’ Equity
Predecessor *
Balance, January 1, 2006	$3,585,742
Distributions to owners	(1,398,000)
Net income	310,261

Balance, December 31, 2006	2,498,003
Net loss	(51,710)
Sale of the McKibbon Group	(2,446,293)

Balance, January 18, 2007	$—

Homecourt Hospitality Group
Balance, January 19, 2007	$—
Contributions	12,957,554
Distributions to owners	(2,227,000)
Net loss	(156,654)

Balance, December 31, 2007	$10,573,900

*	See Note A to the combined financial statements.

The accompanying notes are an integral part of these combined financial statements.

Homecourt Hospitality Group

Combined Statement of Cash Flows

For the Period Ended December 31, 2007, January 18, 2007 and the

Year Ended December 31, 2006

	January 19, 2007 through December 31, 2007	Predecessor
		January 1, 2007 through January 18, 2007	Year Ended December 31, 2006
Cash flows from operating activities:
Net (loss) income	$(156,654)	$(51,710)	$310,261
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization expense	2,412,585	88,599	1,796,716
Amortization of loan costs	69,221	3,550	71,982
Changes in operating assets and liabilities:
Trade accounts receivable	(426,925)	(2,957)	221,021
Prepaid expenses and other assets	(22,661)	5,977	(181,249)
Accounts payable and accrued expenses	807,630	(13,192)	(400,700)

Net cash provided by operating activities	2,683,196	30,267	1,818,031

Cash flows from investing activities:
Purchase of property and equipment	(11,031,016)	(14,595)	(464,711)
Payments for franchise fee application	(242,000)	—	—

Net cash used in investing activities	(11,273,016)	(14,595)	(464,711)

Cash flows from financing activities:
Restricted cash	(1,122,453)	—	308,883
Payments for loan origination costs	(722,312)	—	—
Owners’ contributions	12,957,554	—	—
Owners’ distributions	(2,227,000)	—	(1,398,000)
Payments on note payable	—	(22,561)	(363,845)

Net cash provided by (used in) financing activities	8,885,789	(22,561)	(1,452,962)

Net increase (decrease) in cash	295,969	(6,889)	(99,642)
Cash, beginning of year	—	1,498,121	1,597,763

Cash, end of year	$295,969	$1,491,232	$1,498,121

Supplemental disclosure of cash flow information:
Cash paid for interest	$2,531,797	$—	$1,950,536

Supplemental disclosure of non-cash transactions:
Purchase of Homecourt Hospitality Group, financed by notes payable	$43,906,000	$—	$—

The accompanying notes are an integral part of these combined financial statements.

Homecourt Hospitality Group

Notes to Combined Financial Statements

December 31, 2007 and 2006

Note A – Organization

The combined financial statements include four hotel properties (collectively, the Hotels). The Hotels are located within the states of Florida, South Carolina and Alabama.

The Hotels were primarily owned by Homecourt Hospitality, LLC (for each state of business) and PHREG, LLC (collectively, the Homecourt Hospitality Group), during the period from January 19, 2007 through December 31, 2007 and by McKibbon Hotel Group of Birmingham, Alabama, L.P., McKibbon Hotel Group of Greenville, South Carolina, L.P., McKibbon Hotel Group of Jacksonville, Florida, L.P., and McKibbon Hotel Group of Telecom Park, Florida, L.P. (collectively, the McKibbon Group) during the year ended December 31, 2006 and for the period from January 1, 2007 through January 18, 2007. The McKibbon Group is commonly referred to as the Predecessor. As a result of the purchase of the Hotels, the Homecourt Hospitality Group recorded certain of the Hotels’ assets and liabilities on a basis different from the Predecessor. The Predecessor combined financials for the period from January 1, 2007 through January 18, 2007 and for the year ended December 31, 2006 are being presented along with the Homecourt Hospitality Group for the period from January 19, 2007 through December 31, 2007. As a result of the purchase, the Predecessor combined financial statements are not comparable to the Homecourt Hospitality Group.

On November 5, 2007, the Homecourt Hospitality Group entered into a purchase agreement with Apple Eight Hospitality Ownership, Inc. for the sale of the Hotels for $61,700,000.

Note B – Summary of Significant Accounting Policies

The accompanying combined financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America. The following is a summary of the Hotels’ significant accounting policies:

Principles of Combination

The combined financial statements include the accounts of the following hotel properties:

Homewood Suites St. Johns Center (Jacksonville, Florida)

Homewood Suites (Birmingham, Alabama)

Residence Inn Airport (Greenville, South Carolina)

TownePlace Suites (Tampa, Florida)

The Hotels were all under common ownership and control. All significant inter-company transactions have been eliminated in the combination.

Basis of Presentation

The accompanying combined financial statements have been prepared for purposes of enabling Apple Eight Hospitality Ownership, Inc. to comply with certain requirements of the Securities and Exchange Commission.

The Homecourt Hospitality Group combined financial statements as of December 31, 2007 and for the period from January 19, 2007 through December 31, 2007 include the assets, liabilities and results of operations of the Hotels and not the limited liability companies that own the individual hotels.

Homecourt Hospitality Group

Notes to Combined Financial Statements

December 31, 2007 and 2006

The Predecessor combined financial statements as of December 31, 2006 and for the year ended December 31, 2006 and for the period from January 1, 2007 through January 18, 2007 include the assets, liabilities and results of operations of the Hotels and not the partnerships that own the individual hotels. The McKibbon Group leased the land for the Hotels from McKibbon Brothers, a related party entity. The land has been carved out of McKibbon Brothers and presented in the combined financial statements of the Predecessor to accurately present the assets of the Hotels being acquired. The McKibbon Brothers sold the land to the Homecourt Hospitality Group as a part of the purchase on January 19, 2007.

Homecourt Hospitality Group Purchase

On January 19, 2007, the Homecourt Hospitality Group purchased the Hotels owned and operated by the McKibbon Group for a purchase price of $53.5 million plus closing costs of approximately $1.4 million, of which approximately $44 million was financed. The total cost of approximately $54.9 million was allocated to the net assets purchased based on their approximate fair market value, as determined by an independent third party appraisal as follows:

Buildings	$40,938,495
Furniture, fixtures and equipment	7,330,553
Land	6,584,408

Total	$54,853,456

The following presents the combined, condensed balance sheets of the Predecessor on a historical cost basis immediately before the sale and of the Hotels after the sale, reflecting the initial capitalization, the funding of the debt, and the payment of cash at the time of the sale.

	Predecessor January 18, 2007	Successor January 19, 2007
Assets:
Property and equipment, net	$25,206,466	$54,853,456
Cash and cash equivalents	1,491,232	—
Restricted cash	108,822	—
Trade accounts receivable	355,241	—
Prepaid expenses and other assets	342,924	—
Intangible assets, net	254,317	—

Total assets	$27,759,002	$54,853,456

Liabilities and owners’ equity:
Notes payable	$24,554,875	$43,906,000
Accounts payable and accrued expenses	757,834	—

Total liabilities	25,312,709	43,906,000

Total owners’ equity	2,446,293	10,947,456

Total liabilities and owners’ equity	$27,759,002	$54,853,456

Homecourt Hospitality Group

Notes to Combined Financial Statements

December 31, 2007 and 2006

Use of Estimates

The preparation of combined financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand, cash held in financial institutions, and other highly liquid short term investments with original maturities of three months or less when purchased. The cash balances may at times exceed federal depository insurance limits.

Restricted Cash

Restricted cash represents escrow and reserve accounts held as compensating balances for the notes payable. This restricted cash balance is not available for use in the Hotels’ operations.

Property and Equipment

Prior to January 19, 2007, property and equipment was recorded at cost less accumulated depreciation. Property and equipment has been adjusted to fair value at January 19, 2007, as a result of the acquisition by the Homecourt Hospitality Group. Major repairs and improvements are capitalized and normal maintenance and repairs are charged to expense as incurred. Depreciation is computed principally by the straight-line method over the following estimated useful lives of the related assets:

Buildings	39 years
Land improvements	15 years
Furniture, fixtures and equipment	5 years

Depreciation expense related to property and equipment totaled approximately $2,398,000, $88,600 and $1,796,700 for the periods from January 19, 2007 through December 31, 2007, January 1, 2007 through January 18, 2007 and the year ended December 31, 2006, respectively.

Valuation of Long-Lived Assets

The Hotels periodically review long-lived assets to be held and used in operations for impairment whenever events or changes in circumstances indicate the carrying value of an asset may not be recoverable. An impairment loss is recognized when the estimated, undiscounted, future cash flows from the assets are less than the carrying value of the assets. Assets to be disposed of are reported at the lower of their carrying amount or fair value less cost to sell. For the periods from January 19, 2007 through December 31, 2007, January 1, 2007 through January 18, 2007 and the year ended December 31, 2006, no impairment loss has been identified or recorded.

Income Taxes

Income taxes on earnings are payable personally by the owners of the Hotels pursuant to an election under Section 701 of the Internal Revenue Code and the Hotels are not taxed as a corporation. Accordingly, no provision has been made for federal or state income taxes in these financial statements.

Homecourt Hospitality Group

Notes to Combined Financial Statements

December 31, 2007 and 2006

Trade Accounts Receivable

Trade accounts receivable are primarily comprised of trade receivables due from guests of the Hotels. The Hotels use the direct write off method for uncollectible receivables which approximates the allowance for doubtful accounts method. At December 31, 2007 and December 31, 2006, no allowance for doubtful accounts was determined to be necessary. Recoveries of trade receivables previously written off are recorded when received.

Intangible Assets

Deferred loan costs are amortized on a straight-line basis to interest expense over the term of the loan. The straight-line basis approximates the effective interest method of amortization for loan costs. The costs associated with the franchise agreements are being amortized over 15 years in accordance with the terms of the franchise agreements. Loan origination costs amortization totaled approximately $69,200, $3,600 and $72,000 for the periods from January 19, 2007 through December 31, 2007, January 1, 2007 through January 18, 2007 and the year ended December 31, 2006. Amortization expense related to the franchise agreements totaled approximately $14,700, $0 and $100 for the periods from January 19, 2007 through December 31, 2007, January 1, 2007 through January 18, 2007 and the year ended December 31, 2006, respectively. During 2003, the Residence Inn Airport, received a franchise credit of approximately $100,000 from Marriott Corporation which was being amortized over a 15 year term through January 18, 2007. The amortization of the credit is netted against the franchise fee amortization expense for the period from January 1, 2007 through January 18, 2007 and the year ended December 31, 2006, respectively.

Revenue Recognition

Revenue is derived from hotel and leisure operations, including the rental of rooms and food and beverage sales. Revenues are recognized when services have been provided. The Hotels present sales and other taxes collected from customers on a net basis; accordingly such taxes are not included in revenues or cost of goods sold.

Recently Issued Accounting Pronouncements

In July 2006, the Financial Accounting Standards Board (FASB) issued FASB Interpretation 48, Accounting for Uncertainty in Income Taxes: an interpretation of FASB Statement No. 109. (FIN 48), which clarifies SFAS 109, establishes the criterion that an individual tax position has to meet for some or all of the benefits of that position to be recognized in the Company’s financial statements. On initial application, FIN 48 will be applied to all tax positions for which the statute of limitations remains open. Only tax positions that meet the more-likely-than-not recognition threshold at the adoption date will be recognized or continue to be recognized. The cumulative effect of applying FIN 48 will be reported as an adjustment to retained earnings at the beginning of the period in which it is adopted. FIN 48 is effective for fiscal years beginning after December 15, 2007, and will be adopted by the Hotels effective January 1, 2008. The adoption of this interpretation is not anticipated to have a material impact on the Hotels results of operations or financial position.

In September 2006, the FASB issued Statement No. 157, Fair Value Measurements (Statement 157). Statement 157 defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. The Statement applies under other accounting pronouncements that require or permit fair value measurements. Accordingly, this Statement does not require any new fair value measurements. This guidance was issued to increase consistency and comparability in fair value measurements and to expand disclosures about fair value measurements. Statement 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007. The adoption of the statement is not anticipated to have a material impact on the Hotels’ results of operations or financial position.

Homecourt Hospitality Group

Notes to Combined Financial Statements

December 31, 2007 and 2006

In February 2007, the FASB issued Statement No. 159, The Fair Value Option for Financial Assets and Financial Liabilities (Statement 159). Statement 159 permits entities to choose to measure many financial instruments and certain other items at fair value. The objective of the guidance is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. Statement 159 is effective as of the beginning of the first fiscal year that begins after November 15, 2007. The Hotels do not anticipate making the election to measure financial assets at fair value and therefore, adoption of this standard will not have an impact on the financial statements.

In December 2007, the FASB issued Statement No. 141R, Business Combinations (Statement 141R). This statement revises Statement 141, Business Combinations, by requiring an acquirer to recognize the assets acquired, the liabilities assumed, and any non-controlling interest in the acquiree at the acquisition date, measured at their fair values as of that date, with limited exceptions. This method replaces the cost-allocation process, which required the cost of an acquisition to be allocated to the individual assets acquired and liabilities assumed based on their estimated fair values. A significant change included in Statement 141R is the requirement that costs incurred to effect an acquisition, as well as restructuring costs resulting from an acquisition, must be accounted for separately as expenses. These costs were previously capitalized as part of the cost of the acquisition. Another significant change is the requirement that pre-acquisition contingencies be recognized at fair value as of the date of acquisition if it is more likely than not that they will meet the definition of an asset or liability. Statement 141R will be adopted by the Hotels January 1, 2009. The adoption of the statement is not anticipated to have a material impact on the Hotels results of operations or financial position.

In December 2007, the FASB issued Statement No. 160, Noncontrolling Interests in Consolidated Financial Statements-an amendment of ARB No. 51 (Statement 160). Statement 160 requires that ownership interests in subsidiaries held by parties other than the parent be clearly identified, labeled, and presented in the consolidated statement of financial position within equity, but separate from the parent’s equity. The Statement also requires that the amount of consolidated net income attributable to the parent and to the noncontrolling interest be clearly identified and presented on the face of the consolidated statement of income. Statement 160 will be adopted by the Hotels on January 1, 2009. The adoption of the statement is not anticipated to have a material impact on the Hotels’ results of operations or financial position.

Note C – Property and Equipment

Property and equipment consists of the following at December 31, 2007 and December 31, 2006:

	2007	Predecessor 2006
Buildings	$40,950,327	$17,355,901
Furniture, fixtures and equipment	7,402,281	8,071,807
Land, grounds and landscaping	6,584,408	6,252,630

Total	54,937,016	31,680,338
Accumulated depreciation	(2,397,816)	(6,399,868)

Property and equipment, net	$52,539,200	$25,280,470

Homecourt Hospitality Group

Notes to Combined Financial Statements

December 31, 2007 and 2006

Note D – Intangible Assets

Intangible assets consist of the following at December 31, 2007 and December 31, 2006:

	2007	Predecessor 2006
Deferred loan costs	$722,312	$458,026
Deferred franchise fees	242,000	19,200

Total	964,312	477,226
Accumulated amortization	(83,990)	(219,359)

Total intangible assets, net	$880,322	$257,867

Note E – Notes Payable

At December 31, 2007, notes payable consist of various mortgage loans bearing interest rates ranging from 6.03% to 6.06%, with monthly principal and interest payments ranging from approximately $39,000 to $104,000, maturing on February 8, 2017, at which time the entire outstanding principal balances will be due and payable. Monthly payments to escrow and other restricted cash accounts are also required. The notes payable are collateralized by the respective hotel’s buildings, structures and other tangible property. The notes payable are guaranteed by certain members of the Homecourt Hospitality Group.

At December 31, 2006, notes payable consist of various mortgage loans bearing interest rates ranging from 8.25% to 8.5%, with monthly principal and interest payments, maturing on various dates from July 1, 2009 through June 16, 2010, at which time the entire outstanding principal balance was due and payable. Monthly payments to escrow and other restricted cash accounts were also required. The notes payable were collateralized by the respective hotel’s buildings, structures and other tangible property. The notes payable were guaranteed by McKibbon Brothers, Inc., an affiliated entity of the owners. The notes payable were paid in full as a result of the sale to the Homecourt Hospitality Group on January 18, 2007.

The Hotels are not subject to any debt covenants, requirements or restrictions as of December 31, 2007.

Maturity of the 2007 notes payable is as follows:

2008	$444,072
2009	563,148
2010	598,094
2011	635,209
2012	674,626
Thereafter	40,990,851

$43,906,000

Homecourt Hospitality Group

Notes to Combined Financial Statements

December 31, 2007 and 2006

Note F – Commitments and Contingencies

Franchise Agreement

Each of the Hotels is obligated to pay monthly assessments to Hilton Hotels Corporation or Marriott Corporation in accordance with the respective franchise agreements. The franchise agreements have 15 year terms. Under the franchise agreements, the Hotels are obligated to pay a program fee and a royalty fee based on a percentage of gross rooms revenue. As part of the sale, the existing franchise agreements were renegotiated under the same terms and conditions. The expenses under the franchise agreements totaled approximately $479,000, $20,000 and $399,000 for the periods from January 19, 2007 through December 31, 2007, January 1, 2007 through January 18, 2007 and for the year ended December 31, 2006, respectively.

The franchise agreements also require payments to Hilton Hotels Corporation or Marriott Corporation of monthly advertising fees and monthly reservation fees equal to a percentage of revenues. Total fees paid to Hilton and Marriott, included in sales and marketing expenses in the accompanying combined statements of operations, totaled approximately $407,000, $19,000 and $391,000 for the period from January 19, 2007 through December 31, 2007, January 1, 2007 through January 18, 2007 and the year ended December 31, 2006, respectively.

Management Agreement / Related Party Transactions

The Hotels are co-managed by the McKibbon Hotel Group, Inc. and McKibbon Hotel Management, Inc. (the Managers), related parties of the McKibbon Group (the Management Agreement). The Management Agreements have various inceptions and expirations dates. The Managers operate the Hotels in accordance with the standards outlined in the Management Agreements. Additionally, all personnel of the Hotels are employees of the Managers, with the Managers hiring, supervising and discharging all personnel working at the Hotels. The Hotels reimbursed the Managers approximately $1,683,000 for the period ended December 31, 2007, $79,000 for the period from January 1, 2007 through January 18, 2007 and $1,598,000 for the year ended December 31, 2006, respectively for employee salaries. Under the Management Agreements, the Hotels pay a management fee based on a percentage of total gross revenues derived from the operation of the Hotels, adjusted for certain expenses. As part of the sale to the Homecourt Hospitality Group, the existing Management Agreement was renegotiated under the same terms and conditions except for an increase in the management fee percentage and the elimination of the incentive fee. Total management fees for the period ended December 31, 2007 totaled approximately $470,000, $14,500 for the period from January 1, 2007 through January 18, 2007, and $320,800 for the year ended December 31, 2006. Total incentive fees for the period from January 1, 2007 through January 18, 2007 totaled approximately $3,000 and $381,000 for the year ended December 31, 2006. As a result of the renegotiated Management Agreement, there were no incentive fees for the period ended December 31, 2007.

Homecourt Hospitality Group

Combined Balance Sheets

	March 31, 2008	December 31, 2007
	(unaudited)
Assets
Property and equipment, net	$51,984,720	$52,539,200
Cash and cash equivalents	300,833	295,969
Restricted cash	1,105,216	1,122,453
Trade accounts receivable	531,168	426,925
Prepaid expenses and other assets	201,319	22,661
Intangible assets, net	858,382	880,322

Total Assets	$54,981,638	$55,287,530

Liabilities and Owners’ Equity
Notes payable	$43,855,227	$43,906,000
Accounts payable and accrued expenses	794,989	807,630

Total Liabilites	44,650,216	44,713,630

Total Owners’ Equity	10,331,422	10,573,900

Total Liabilities and Owners’ Equity	$54,981,638	$55,287,530

Homecourt Hospitality Group

Combined Statements of Operations

Three Month Periods Ended March 31, 2008 and 2007

Unaudited

	2008	2007
Operating revenues:
Rooms	$3,105,749	$3,146,769
Other	56,185	61,163

Total revenues	3,161,934	3,207,932

Expenses:
Operating expense	585,859	587,434
Depreciation and amortization expense	652,538	646,537
Administrative and general	291,223	284,143
Utilities	129,683	110,662
Property taxes	114,218	114,274
Property operations and maintenance	128,141	159,302
Management, incentive and franchise fees	263,371	256,188
Sales and marketing	221,282	236,038
Insurance and other expenses	61,789	49,675

Total expenses	2,448,104	2,444,253

Operating income	713,830	763,679
Other (expense) income:
Interest expense	(669,867)	(618,682)
Interest income	1,532	316

Total other expense	(668,335)	(618,366)

Net income	$45,495	$145,313

Homecourt Hospitality Group

Combined Statements of Cash Flows

Three Month Periods Ended March 31, 2008 and 2007

Unaudited

	2008	2007
Cash flows from operating activities:
Net income	$45,495	$145,313
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization expense	652,538	646,537
Changes in operating assets and liabilities:
Trade accounts receivable	(104,243)	(380,287)
Prepaid expenses and other assets	(178,658)	(1,324,859)
Accounts payable and accrued expenses	(12,641)	825,116

Net cash provided by (used in) in operating activities	402,491	(88,180)

Cash flows from investing activities:
Purchase of property and equipment	(76,118)	(57,727)

Net cash used in investing activities	(76,118)	(57,727)

Cash flows from financing activities:
Restricted cash	17,237	(580,984)
Owners contributions/(distributions)	(287,973)	1,302,708
Payments on note payable	(50,773)	—

Net cash provided by (used in) financing activities	(321,509)	721,724

Net increase in cash	4,864	575,817
Cash, beginning of year	295,969	—

Cash, end of year	$300,833	$575,817

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Member of

Homecourt Hospitality – Winston Salem, LLC:

We have audited the accompanying balance sheets of Courtyard by Marriott, Winston-Salem, North Carolina (a hotel owned by Homecourt Hospitality – Winston Salem, LLC), as of December 31, 2007 and 2006, and the related statements of operations, owner’s equity, and cash flows for the year ended December 31, 2007 and the period from November 10, 2006 to December 31, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America as established by the American Institute of Certified Public Accountants. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Courtyard by Marriott, Winston-Salem, North Carolina as of December 31, 2007 and 2006, and the results of its operations and its cash flows for the year ended December 31, 2007 and the period from November 10, 2006 to December 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

/s/ Grant Thornton LLP

Orlando, Florida

March 11, 2008

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors

Inland American Real Estate Trust, Inc.:

We have audited the accompanying statements of operations, owner’s equity, and cash flows of Courtyard by Marriott, Winston-Salem, North Carolina, (a hotel owned and operated by Winston Hotels, Inc.) for the period from January 1, 2006 to November 9, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America as established by the American Institute of Certified Public Accountants. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statements of operations, owner’s equity, and cash flows are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the statements of operations, owner’s equity and cash flows, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the results of operations. We believe that our audit of the statements of operations, owner’s equity and cash flows provides a reasonable basis for our opinion.

In our opinion, the statements of operations, owner’s equity and cash flows referred to above present fairly, in all material respects, the results of operations and cash flows of Courtyard by Marriott, Winston-Salem, North Carolina for the period from January 1, 2006 to November 9, 2006, in conformity with accounting principles generally accepted in the United States of America.

/s/     Grant Thornton LLP

Orlando, Florida

March 11, 2008

Courtyard by Marriott, Winston-Salem, North Carolina

Balance Sheets

December 31, 2007 and 2006

	2007	2006
Assets
Property and equipment, net	$9,944,668	$10,177,348
Cash	187,364	88,817
Restricted cash	206,422	211,573
Trade accounts receivable	14,300	15,099
Prepaid expenses and other assets	9,218	35,697
Due from affiliates	—	14,812
Intangible assets, net	154,618	170,808

Total assets	$10,516,590	$10,714,154

Liabilities and Owner’s Equity
Note payable	$8,000,000	$8,000,000
Accounts payable and accrued expenses	239,229	149,849

Total liabilities	8,239,229	8,149,849

Commitments and Contingencies (Note F)
Total owner’s equity	2,277,361	2,564,305

Total liabilities and owner’s equity	$10,516,590	$10,714,154

The accompanying notes are an integral part of these combined financial statements.

Courtyard by Marriott, Winston-Salem, North Carolina

Statements of Operations

For the Year Ended December 31, 2007 and Periods Ended December 31, 2006

and November 9, 2006

			Predecessor
	2007	November 10, 2006 to December 31, 2006	January 1, 2006 to November 9, 2006
Operating revenues:
Rooms	$2,860,131	$265,360	$2,166,209
Food & beverage	173,791	15,293	144,274
Other	48,416	944	29,329

Total revenues	3,082,338	281,597	2,339,812

Direct costs and expenses:
Rooms	606,204	73,615	572,037
Food and beverage	138,194	17,954	123,566
Other	25,571	3,211	31,069

Total direct costs and expenses	769,969	94,780	726,672

Total operating revenues, less direct costs and expenses	2,312,369	186,817	1,613,140

Operating expenses:
Depreciation and amortization expense	468,797	63,454	399,151
Administrative and general	344,968	33,769	181,798
Utilities	85,725	9,655	78,481
Property taxes	112,832	13,301	79,327
Property operations and maintenance	156,601	18,713	139,258
Management and franchise fees	281,590	25,877	303,257
Sales and marketing	236,476	18,109	135,924
Insurance and other expenses	43,154	4,642	26,363

Total operating expenses	1,730,143	187,520	1,343,559

Operating income (loss)	582,226	(703)	269,581

Other (expense) income:
Interest expense	(492,543)	(70,035)	—
Interest income	2,373	123	—

Total other expense	(490,170)	(69,912)	—

Net income (loss)	$92,056	$(70,615)	$269,581

The accompanying notes are an integral part of these financial statements.

Courtyard by Marriott, Winston-Salem, North Carolina

Statements of Owner’s Equity

For the Year Ended December 31, 2007 and Periods Ended December 31, 2006

and November 9, 2006

Total Owner’s Equity
Predecessor *
Balance, January 1, 2006	$6,175,796
Distributions to owners	(250,924)
Contribution of property and equipment by Winston SPE II, LLC	1,157,578
Net income	269,581
Sale of Winston SPE II, LLC	(7,352,031)

Balance, November 9, 2006	$—

Successor
Balance, November 10, 2006	$—
Owner contributions	2,754,920
Distributions to owners	(120,000)
Net loss	(70,615)

Balance, December 31, 2006	2,564,305
Distributions to owners	(379,000)
Net income	92,056

Balance, December 31, 2007	$2,277,361

*	See Note A to the financial statements

The accompanying notes are an integral part of these financial statements.

Courtyard by Marriott, Winston-Salem, North Carolina

Statements of Cash Flows

For the Year Ended December 31, 2007 and Periods Ended December 31, 2006

and November 9, 2006

			Predecessor
	2007	November 10, 2006 to December 31, 2006	January 1, 2006 to November 9, 2006
Cash flows from operating activities:
Net income (loss):	$92,056	$(70,615)	$269,581
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization expense	468,797	63,454	399,151
Amortization of loan costs	10,231	1,703	—
Changes in operating assets and liabilities:
Trade accounts receivable	799	(15,099)	(8,860)
Due from affiliates	14,812	(14,812)	—
Prepaid expenses and other assets	26,479	(35,697)	1,807
Accounts payable and accrued expenses	89,380	149,849	83,981

Net cash provided by operating activities	702,554	78,783	745,660

Cash flows from investing activities:
Purchase of property and equipment	(230,158)	(2,240,013)	—
Payment for franchise fee application	—	(82,500)	—

Net cash used in investing activities	(230,158)	(2,322,513)	—

Cash flows from financing activities:
Owner contributions	—	2,754,920	—
Distributions to owners	(379,000)	(120,000)	(250,924)
Restricted cash	5,151	(211,573)	—
Payments for loan origination costs	—	(90,800)	—

Net cash (used in) provided by financing activities	(373,849)	2,332,547	(250,924)

Net increase in cash	98,547	88,817	494,736
Cash, beginning of period	88,817	—	348,883

Cash, end of period	$187,364	$88,817	$843,619

Supplemental disclosure of cash flow information:
Cash paid for interest	$482,313	$36,960	$—

Supplemental disclosure of non-cash flow information:
Purchase of Courtyard by Marriott hotel financed by note payable	$—	$8,000,000	$—

Contribution of property and equipment by Winston SPE II, LLC	$—	$—	$1,157,578

The accompanying notes are an integral part of these financial statements.

Courtyard by Marriott, Winston-Salem, North Carolina

Notes to Financial Statements

December 31, 2007 and 2006

Note A – Hotel Organization

The Courtyard by Marriott in Winston Salem, North Carolina (the Hotel), was owned by Homecourt Hospitality – Winston Salem, LLC (the Successor) during the period from November 10, 2006 through December 31, 2006 and for the year ended December 31, 2007. For the period from January 1, 2006 through November 9, 2006, the Hotel was owned by two entities, Winston SPE II, LLC and Barclay Hospitality Services, Inc., which were wholly owned subsidiaries of Winston Hotels, Inc. (the Predecessor). Winston Hotels, Inc. was subsequently purchased by Inland American Real Estate Trust, Inc. As a result of the sale of the Hotel by the Predecessor, the Successor recorded certain of the Hotel’s assets and liabilities on a basis different from the Predecessor. The Predecessor statements of operations, owner’s equity and cash flows for the period from January 1, 2006 through November 9, 2006 have been presented with the Successor financial statements. The Successor financial statements are not comparable to those of the Predecessor.

On November 5, 2007, the Successor entered into a purchase contract with Apple Eight Hospitality Ownership, Inc. for the purchase of the Hotel for $13,000,000.

Note B – Summary of Significant Accounting Policies

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America. The following is a summary of the Hotel’s significant accounting policies:

Basis of Presentation

The accompanying financial statements have been prepared for purposes of enabling Apple Eight Hospitality Ownership, Inc. to comply with certain requirements of the Securities and Exchange Commission.

The Successor financial statements as of December 31, 2007 and 2006 and for the year ended December 31, 2007 and for the period from November 10, 2006 to December 31, 2006, include the assets, liabilities and results of operations of the Hotel and not the partnership that owns the hotel.

The Predecessor financial statements for the period from January 1, 2006 to November 9, 2006, include the results of operations, changes in owner’s equity and cash flow activity of the Hotel and not the two entities that owned the hotel, Winston SPE II LLC and Barclay Hospitality Services, Inc (the “Entities”). For the period from January 1, 2006 to November 9, 2006, Winston SPE II LLC leased the property and equipment of the Hotel to Barclay Hospitality Services, Inc. The Hotel assets, including property and equipment, liabilities, and results of operations, including all corporate overhead expenses related to the Hotel, have been carved out of the Entities, and presented to accurately present the Hotel being acquired. Winston Hotels, Inc. sold the property and equipment of the Hotel to the Successor as a part of the purchase on November 10, 2006.

Courtyard by Marriott, Winston-Salem, North Carolina

Notes to Financial Statements

December 31, 2007 and 2006

Winston SPE II, LLC held a $155 million credit facility that was used for the financing of its hotels. Prior to acquisition by the Successor, the Hotel served as collateral under the credit facility. The Hotel has not presented the mortgage note payable in the accompanying financial statements as the credit facility is a line of credit for many hotel properties owned by Winston SPE II, LLC. The credit facility is not allocated to each hotel property. A portion of the proceeds from the sale to the Successor, were applied to the credit facility.

Homecourt Hospitality Purchase Accounting

On November 10, 2006, the Successor purchased the Hotel owned and operated by Winston Hotels, Inc., for a purchase price of $10 million plus closing costs of approximately $238,000, of which approximately $8 million was financed. The total cost of approximately $10.2 million was allocated to the net assets purchased based on their approximate fair market value, as determined by an independent third party appraisal as follows:

Land	$1,025,784
Buildings and improvements	7,385,606
Furniture, fixtures and equipment	1,827,000

Property and equipment, net	$10,238,390

Courtyard by Marriott, Winston-Salem, North Carolina

Notes to Financial Statements

December 31, 2007 and 2006

The following presents the condensed balance sheet of the Hotel as owned by the Predecessor on a historical cost basis immediately before the sale and the Hotel as owned by the Successor after the initial capitalization, the funding of debt, and the prepayment of certain expenses as set forth by the closing statement.

	Predecessor	Successor
	November 9, 2006	November 10, 2006
Assets:
Property and equipment, net	$6,601,275	$10,238,390
Cash	843,619	—
Restricted cash	—	—
Trade accounts receivable	46,860	—
Prepaid expenses and other assets	12,555	—
Intangible assets, net	26,855	—

Total assets	$7,531,164	$10,238,390

Liabilities and owner’s equity:
Note payable	$—	$8,000,000
Accounts payable and accrued expenses	179,133	—

Total liabilities	179,133	8,000,000

Total owners’ equity	7,352,031	2,238,390

Total liabilities and owner’s equity	$7,531,164	$10,238,390

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Courtyard by Marriott, Winston-Salem, North Carolina

Notes to Financial Statements

December 31, 2007 and 2006

Property and Equipment

Prior to November 10, 2006, property and equipment was recorded at cost less accumulated depreciation. As discussed in Note A, as a result of the acquisition by the Successor, property and equipment has been adjusted to fair value at November 10, 2006. Major repairs and improvements are capitalized and normal maintenance and repairs are charged to expense as incurred. For the year ended December 31, 2007 and for the period from November 10, 2006 to December 31, 2006, depreciation is computed principally by the straight-line method over the following estimated useful lives of the related assets:

Building and improvements	39 years
Furniture, fixtures and equipment	5 years

For the period from January 1, 2006 to November 9, 2006, depreciation was computed principally by the straight-line method over the following estimated useful lives of the related assets:

Building and improvements	30 years
Land improvements	5 years
Furniture, fixtures and equipment	5 years

Depreciation expense related to property and equipment totaled approximately $462,800, $62,700 and $394,600 for the year ended December 31, 2007, the period from November 10, 2006 to December 31, 2006 and the period from January 1, 2006 to November 9, 2006, respectively.

Valuation of Long-Lived Assets

The Hotel periodically reviews long-lived assets to be held and used in operations for impairment whenever events or changes in circumstances indicate the carrying value of an asset may not be recoverable. An impairment loss is recognized when the estimated, undiscounted, future cash flows from the assets are less than the carrying value of the assets. Assets to be disposed of are reported at the lower of their carrying amount or fair value less cost to sell. For the year ended December 31, 2007, the period from November 10, 2006 to December 31, 2006 and the period from January 1, 2006 to November 9, 2006, no impairment loss has been identified or recorded.

Restricted Cash

Restricted cash represents escrow and reserve accounts held as compensating balances for the note payable. This restricted cash balance is not available for use in the Hotel’s operations.

Trade Accounts Receivable

Trade accounts receivable are primarily comprised of trade receivables due from guests of the Hotel. The Hotel uses the direct write off method for uncollectible receivables which approximates the allowance for doubtful accounts method. At December 31, 2007 and 2006, no allowance for doubtful account was determined to be necessary. Recoveries of trade receivables previously written off are recorded when received.

Courtyard by Marriott, Winston-Salem, North Carolina

Notes to Financial Statements

December 31, 2007 and 2006

Intangible Assets

Deferred loan costs are amortized on a straight-line basis to interest expense over the term of the loan. The straight-line basis approximates the effective interest method of amortization for loan costs. Amortization expense of loan costs totaled approximately $10,200 and $1,700 for the year ended December 31, 2007 and for the period from November 10, 2006 to December 31, 2006. Costs associated with the Successor franchise agreement are being amortized over 12 years in accordance with the term of the agreement. Amortization expense related to the franchise agreements totaled approximately $6,000 and $790, for the year ended December 31, 2007 and the period from November 10, 2006 to December 31, 2006.

For the period from January 1, 2006 to November 9, 2006, the costs associated with the Predecessor franchise agreement were being amortized over 20 years in accordance with the term of the agreement. Amortization expense related to the intangible assets totaled approximately $4,500, for the period from January 1, 2006 to November 9, 2006.

Revenue Recognition

Revenue is derived from hotel and leisure operations, including the rental of rooms and food and beverage sales. Revenues are recognized when services have been provided. The Hotel presents sales and other taxes collected from customers on a net basis, accordingly such taxes are not included in revenues or cost of good sold.

Income Taxes

Income taxes on earnings are payable personally by the owners of the Hotel pursuant to an election under Section 701 of the Internal Revenue Code and the Hotel is not taxed as a corporation. Accordingly, no provision has been made for federal or state income taxes in these financial statements.

Recently Issued Accounting Pronouncements

In July 2006, the Financial Accounting Standards Board (FASB) issued FASB Interpretation 48, Accounting for Uncertainty in Income Taxes: an interpretation of FASB Statement No. 109. (FIN 48), which clarifies SFAS 109, establishes the criterion that an individual tax position has to meet for some or all of the benefits of that position to be recognized in the Hotel’s financial statements. On initial application, FIN 48 will be applied to all tax positions for which the statute of limitations remains open. Only tax positions that meet the more-likely-than-not recognition threshold at the adoption date will be recognized or continue to be recognized. The cumulative effect of applying FIN 48 will be reported as an adjustment to retained earnings at the beginning of the period in which it is adopted. FIN 48 is effective for fiscal years beginning after December 15, 2007, and will be adopted by the Hotel effective January 1, 2008. The Hotel is currently reviewing the provisions of SFAS 157 to determine the impact on its financial statements.

Courtyard by Marriott, Winston-Salem, North Carolina

Notes to Financial Statements

December 31, 2007 and 2006

In September 2006, the FASB issued Statement of Financial Accounting Standards (SFAS) No. 157, Fair Value Measurements (Statement 157). SFAS 157 defines fair value, establishes a framework for measuring fair value and enhances disclosures about fair value measurements required under other accounting pronouncements, but does not change existing guidance as to whether or not an instrument is carried at fair value. SFAS 157 is effective for fiscal years beginning after November 15, 2007, and will be adopted by the Hotel effective January 1, 2008. The Hotel is currently reviewing the provisions of SFAS 157 to determine the impact on its financial statements.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities (Statement 159), which permits entities to choose to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007, and will be adopted by the Hotel effective January 1, 2008. The Hotel is currently evaluating the impact of adopting SFAS 159 on its financial position, cash flows, and results of operations.

In December 2007, the FASB issued SFAS No. 141 (revised 2007), Business Combinations (Statement 141R). Statement 141R changes how a reporting enterprise will account for the acquisition of a business in fiscal years beginning after December 15, 2008. When effective, Statement 141R will replace existing Statement 141 in its entirety. Statement 141R will apply, prospectively, to business combinations with an acquisition date on or after the beginning of the first annual reporting period beginning after December 15, 2008, and will be adopted by the Hotel effective January 1, 2009. The Hotel is currently reviewing the provisions of SFAS 141R to determine its impact on its financial statements.

Note C – Property and Equipment

Property and equipment consists of the following at December 31:

	2007	2006
Land	$1,025,784	$1,025,784
Buildings and improvements	7,502,687	7,385,606
Furniture, fixtures and equipment	1,941,700	1,828,623

Total	10,470,171	10,240,013
Less – Accumulated depreciation	(525,503)	(62,665)

Property and equipment, net	$9,944,668	$10,177,348

Courtyard by Marriott, Winston-Salem, North Carolina

Notes to Financial Statements

December 31, 2007 and 2006

Note D – Intangible Assets

Intangible assets consist of the following at December 31:

	2007	2006
Deferred loan costs	$102,300	$102,300
Deferred franchise fees	71,000	71,000

Total	173,300	173,300
Less – Accumulated amortization	(18,682)	(2,492)

Total intangible assets, net	$154,618	$170,808

Note E – Note Payable

On November 10, 2006, the Successor entered into a mortgage note payable bearing fixed interest at 5.94% with interest only payments through December 8, 2008 and monthly principal and interest payments of $47,656 beginning on January 8, 2009. The mortgage loan matures on December 8, 2016 at which time the entire outstanding principal balance will be due and payable. Additional monthly deposits to tax and insurance escrow accounts, along with other restricted cash accounts are also required. The mortgage note payable is guaranteed by members of Homecourt Hospitality, LLC, the Manager of the Hotel.

Total interest expense for the year ended December 31, 2007 and for the period from November 10, 2006 to December 31, 2006 was approximately $482,000 and $68,000, respectively. Total accrued interest as of December 31, 2007 and 2006 was approximately $32,000. The bank loan is collateralized by the hotel’s building, structures, and other tangible property.

The bank loans require the Hotel to comply with certain operating and other covenants, restrictive future encumbrances and limit situations where a change in control in the Hotel may occur. The covenants include periodically providing financial information on Hotel operations, maintenance of certain insurance coverage, ability to provide monthly deposits to restricted cash held by the bank, and restrictions on the sale or disposition of a significant portion of the Hotel’s assets. The Hotel is in compliance with the covenants, requirements and restrictions as of December 31, 2007.

Maturity of the loan is as follows:

2008	$—
2009	91,289
2010	96,958
2011	102,978
2012	109,372
Thereafter	7,599,403

$8,000,000

Courtyard by Marriott, Winston-Salem, North Carolina

Notes to Financial Statements

December 31, 2007 and 2006

Note F – Commitments and Contingencies

Franchise Agreement

The Hotel is obligated to pay monthly assessments to Marriott International, Inc., in accordance with the Successor franchise agreement. Under the agreement, the Hotel is obligated to pay a marketing fund, reservation and a royalty fee based on a percentage of gross rooms revenue. Royalty fee expenses under the franchise agreement totaled approximately $158,300 and $14,600 for the year ended December 31, 2007 and period from November 10, 2006 to December 31, 2006, respectively. Other marketing and reservation related expenses of approximately $138,200 and $12,100 for the year ended December 31, 2007 and period from November 10, 2006 to December 31, 2006, respectively, are included in sales and marketing expenses. The franchise agreement terminates on October 3, 2018.

Prior to November 10, 2006, the Hotel was obligated to pay monthly assessments to Marriott International, Inc., in accordance with the Predecessor franchise agreement. Under the agreement, the Hotel was obligated to pay a royalty fee based on a percentage of gross rooms revenue, a marketing fee, a reservation fee, and a property management system fee for maintenance and use of software. Expenses under the franchise agreement totaled approximately $209,000 for the period ended November 10, 2006. The Predecessor franchise agreement was terminated on November 10, 2006 when the Hotel was sold to Homecourt Hospitality – Winston Salem, LLC.

Management Agreement

For the year ended December 31, 2007 and the period from November 10, 2006 to December 31, 2006, the Hotel is managed by MHH Management, LLC (the Manager), under a Management Agreement that has a five year term and expires November 10, 2011 (the Management Agreement). The Manager operates the Hotel in accordance with the standards outlined in the Management Agreement. Under the Management Agreement, the Hotel pays a management fee based on a percentage of total gross revenues derived from the operation of the Hotel, adjusted for certain expenses. Total management fees for the year ended December 31, 2007 and the period from November 10, 2006 to December 31, 2006 were approximately $123,300 and $11,300, respectively.

For the period from January 1, 2006 to November 9, 2006, the Hotel was managed by Noble Investment Group (the Manager), under a Management Agreement that expired December 28, 2004 and had an automatic renewal for three successive one (1) year terms (the Management Agreement). The Manager operated the Hotel in accordance with the standards outlined in the Management Agreement. Under the Management Agreement, the Hotel paid a management fee based on a percentage of total gross revenues derived from the operation of the Hotel, adjusted for certain expenses. Total management fees for the period ended November 9, 2006 were approximately $94,000.

Courtyard by Marriott, Winston-Salem, North Carolina

Balance Sheets

	March 31, 2008	December 31, 2007
	(unaudited)
Assets
Property and equipment, net	$9,836,123	$9,944,668
Cash	96,401	187,364
Restricted cash	271,430	206,422
Trade accounts receivable	71,198	14,300
Prepaid expenses and other assets	3,859	9,218
Intangible assets, net	152,102	154,618

Total Assets	$10,431,113	$10,516,590

Liabilities and Owners’ Equity
Note payable	$8,000,000	$8,000,000
Accounts payable and accrued expenses	176,743	239,229

Total Liabilites	8,176,743	8,239,229

Total Owner’s Equity	2,254,370	2,277,361

Total Liabilities and Owner’s Equity	$10,431,113	$10,516,590

Courtyard by Marriott, Winston-Salem, North Carolina

Statements of Operations

Three Month Periods Ended March 31, 2008 and 2007

Unaudited

	2008	2007
Operating revenues:
Rooms	$709,721	$632,528
Other	63,087	48,117

Total revenues	772,808	680,645

Expenses:
Operating expense	183,260	168,443
Depreciation and amortization expense	119,441	118,731
Administrative and general	79,025	69,837
Utilities	22,319	20,056
Property taxes	24,987	24,468
Property operations and maintenance	35,306	41,840
Management and franchise fees	70,255	62,180
Sales and marketing	61,599	57,761
Insurance and other expenses	16,749	9,881

Total expenses	612,941	573,197

Operating income	159,867	107,448
Other (expense) income:
Interest expense	(120,120)	(118,909)
Interest income	385	429

Total other expense	(119,735)	(118,480)

Net income (loss)	$40,132	$(11,032)

Courtyard by Marriott, Winston-Salem, North Carolina

Statements of Cash Flows

Three Month Periods Ended March 31, 2008 and 2007

Unaudited

	2008	2007
Cash flows from operating activities:
Net income (loss)	$40,132	$(11,032)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization expense	119,441	118,731
Changes in operating assets and liabilities:
Trade accounts receivable	(56,898)	(31,073)
Prepaid expenses and other assets	4,134	25,207
Accounts payable and accrued expenses	(62,486)	73,105

Net cash provided by operating activities	44,323	174,938

Cash flows from investing activities:
Purchase of property and equipment	(7,155)	(45,934)

Net cash used in investing activities	(7,155)	(45,934)

Cash flows from financing activities:
Restricted cash	(65,008)	(70,776)
Owners distributions	(63,123)	—

Net cash used in financing activities	(128,131)	(70,776)

Net increase (decrease) in cash	(90,963)	58,228
Cash, beginning of year	187,364	88,817

Cash, end of year	$96,401	$147,045

Apple REIT Eight, Inc.

Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2008 (unaudited)

(in thousands, except share data)

The following unaudited Pro Forma Condensed Consolidated Balance Sheet of Apple REIT Eight, Inc. gives effect to the following hotel acquisitions:

Franchise	Location	Gross Purchase Price (millions)	Actual Acquisition Date
Courtyard	Winston-Salem, NC	$13.5	May 19, 2008
Hilton Garden Inn	Hilton Head, SC	13.5	May 29, 2008

True North Hotels Portfolio (4 Hotels):
Residence Inn	Kansas City, MO	17.4	April 30, 2008
Residence Inn	Overland Park, KS	15.9	April 30, 2008
Residence Inn	Westford, MA	14.9	April 30, 2008
Fairfield Inn & Suites	Overland Park, KS	12.1	Pending

Intermountain Hotels Portfolio (2 Hotels):
Residence Inn	Fayetteville, NC	12.2	May 9, 2008
Courtyard	Wichita, KS	8.3	June 13, 2008

Dimension Hotels Portfolio (3 Hotels):
Courtyard	Cypress, CA	31.2	April 30, 2008
Homewood Suites	San Jose, CA	19.5	Pending
Homewood Suites	Tukwila, WA	14.5	Pending

Homecourt Hospitality Group (4 Hotels):
Residence Inn	Greenville, SC	8.7	May 19, 2008
Homewood Suites	Birmingham, AL	16.5	May 23, 2008
Homewood Suites	Jacksonville, FL	23.3	June 17, 2008
TownePlace Suites	Tampa, FL	11.2	June 17, 2008

	Total	$232.7

This Pro Forma Condensed Consolidated Balance Sheet also assumes all of the hotels had been leased to our wholly-owned taxable REIT subsidiaries pursuant to master hotel lease arrangements. The hotels acquired will be managed by affiliates of True North Hotel Group, Inc., McKibbon Hotel Group, Inc., Intermountain Management, LLC and Dimension Development Company under separate management agreements.

Such pro forma information is based in part upon the historical Consolidated Balance Sheet of Apple REIT Eight, Inc. and the historical balance sheets of the hotel properties.

The following unaudited Pro Forma Condensed Consolidated Balance Sheet of Apple REIT Eight, Inc. is not necessarily indicative of what the actual financial position would have been assuming such transactions had been completed as of March 31, 2008, nor does it purport to represent the future financial position of Apple REIT Eight, Inc.

The unaudited Pro Forma Condensed Consolidated Balance Sheet should be read in conjunction with, and is qualified in its entirety by, the historical balance sheets of the acquired hotels.

Balance Sheet as of March 31, 2008 (unaudited)

(In thousands, except share data)

	Company Historical Balance Sheet	Pro forma Adjustments		Total Pro forma
ASSETS
Investment in hotel properties, net	$414,974	$238,251	(A)	$653,225
Cash and cash equivalents	406,070	(147,762	) (C)	258,308
Other assets, net	20,464	953	(B)	21,417

Total Assets	$841,508	$91,442		$932,950

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Intangible liabilities, net	$10,055	$—		$10,055
Mortgage notes payable - secured	5,143	91,442	(B)	96,585
Accounts payable and accrued expenses	2,197	—		2,197

Total liabilities	17,395	91,442		108,837

Preferred stock, authorized 15,000,000 shares	—	—		—
Series A preferred stock, no par value, authorized 200,000,000 shares	—	—		—
Series B convertible preferred stock, no par value, authorized 240,000 shares	24	—		24
Common stock, no par value, authorized 200,000,000 shares	843,990	—		843,990
Distributions greater than net income	(19,901)	—		(19,901)

Total shareholders’ equity	824,113	—		824,113

Total liabilities and shareholders’ equity	$841,508	$91,442		$932,950

Notes to Pro Forma Condensed Consolidated Balance Sheet (unaudited)

(A)	The estimated total purchase price for the 15 properties that have been, or will be, purchased after March 31, 2008 consists of the following. This purchase price allocation is preliminary and subject to change.

(In thousands)	True North Hotels Portfolio	Intermountain Hotels Portfolio	Dimension Hotels Portfolio	Winston-Salem, NC Courtyard	Homecourt Hotels Portfolio	Hilton Head, SC Hilton Garden Inn	Total Combined
Purchase price per contract	$60,100	$20,474	$65,164	$13,500	$59,700	$13,500	$232,438
Other closing and capitalized costs (credits) incurred	301	103	326	68	299	68	1,165
Acquisition fee payable to Apple Suites Realty Group (2% of purchase price per contract)	1,202	409	1,303	270	1,194	270	4,648

Investment in hotel properties	61,603	20,986	66,793	13,838	61,193	13,838	238,251	(A)
Net other assets/(liabilities) assumed	(25,665)	(7,060)	—	(7,920)	(43,381)	(6,463)	(90,489	) (B)

Total purchase price	$35,938	$13,926	$66,793	$5,918	$17,812	$7,375	$147,762	(C)

(B)	Represents other assets and liabilities assumed in the acquisition of the hotels including, mortgages payable, operational charges and credits and prepaid or accrued property taxes.

(C)	Represents the reduction of cash and cash equivalents by the amount utilized to fund the acquisitions.

Apple REIT Eight, Inc.

Pro Forma Condensed Consolidated Statement of Operations (unaudited)

For the year ended December 31, 2007 and three months ended March 31, 2008

(in thousands, except per share data)

The following unaudited Pro Forma Condensed Consolidated Statements of Operations of Apple REIT Eight, Inc. gives effect to the following hotel acquisitions:

Franchise	Location	Gross Purchase Price (millions)	Actual Acquisition Date
Courtyard	Somerset, NJ	$16.0	November 9, 2007
SpringHill Suites	Greensboro, NC	8.0	November 9, 2007
Courtyard	Harrisonburg, VA	23.2	November 16, 2007
Hampton Inn	Bowling Green, KY	18.8	December 6, 2007
Homewood Suites	Chattanooga, TN	8.6	December 14, 2007
Hampton Inn	Port Wentworth, GA	10.8	January 2, 2008
Independent	New York, NY	99.0	January 4, 2008
Hilton Garden Inn	Annapolis, MD	25.0	January 15, 2008
Hampton Inn	Matthews, NC	11.3	January 15, 2008
Hampton Inn	Dunn, NC	12.5	January 24, 2008
Hilton Garden Inn	Tallahassee, FL	13.2	January 25, 2008
Hampton Inn	Concord, NC	9.2	March 7, 2008
SpringHill Suites	Sanford, FL	11.2	March 14, 2008
Courtyard	Winston-Salem, NC	13.5	May 19, 2008
Hilton Garden Inn	Hilton Head, SC	13.5	May 29, 2008

True North Hotels Portfolio (7 Hotels):
Residence Inn	Marlborough, MA	20.2	January 15, 2008
Hampton Inn & Suites	Westford, MA	15.3	March 6, 2008
SpringHill Suites	Overland Park, KS	8.9	March 17, 2008
Residence Inn	Kansas City, MO	17.4	April 30, 2008
Residence Inn	Overland Park, KS	15.9	April 30, 2008
Residence Inn	Westford, MA	14.9	April 30, 2008
Fairfield Inn & Suites	Overland Park, KS	12.1	Pending

Intermountain Hotels Portfolio (7 Hotels):
Fairfield Inn & Suites	Rogers, AR	8.0	February 29, 2008
Residence Inn	Rogers, AR	11.7	February 29, 2008
Courtyard	Texarkana, TX	12.9	March 7, 2008
TownePlace Suites	Texarkana, TX	9.1	March 7, 2008
Residence Inn	Springdale, AR	5.6	March 14, 2008
Residence Inn	Fayetteville, NC	12.2	May 9, 2008
Courtyard	Wichita, KS	8.3	June 13, 2008

Dimension Hotels Portfolio (4 Hotels):
Hilton Garden Inn	Sacramento, CA	27.6	March 7, 2008
Courtyard	Cypress, CA	31.2	April 30, 2008
Homewood Suites	San Jose, CA	19.5	Pending
Homewood Suites	Tukwila, WA	14.5	Pending

Homecourt Hospitality Group (4 Hotels):
Residence Inn	Greenville, SC	8.7	May 19, 2008
Homewood Suites	Birmingham, AL	16.5	May 23, 2008
Homewood Suites	Jacksonville, FL	23.3	June 17, 2008
TownePlace Suites	Tampa, FL	11.2	June 17, 2008

	Total	$618.8

These Pro Forma Condensed Consolidated Statements of Operations also assume all of the hotels had been leased to our wholly-owned taxable REIT subsidiaries pursuant to master hotel lease arrangements. The hotels acquired will be managed by affiliates of Newport Hospitality Group, Inc., Larry Blumberg & Associates, True North Hotel Group, Inc., White Lodging Services Corporation, McKibbon Hotel Group, Inc., Intermountain Management, LLC, Marriott International, Inc. and Dimension Development Company under separate management agreements.

Such pro forma information is based in part upon the historical Consolidated Statement of Operations of Apple REIT Eight, Inc. and the historical Statements of Operations of the hotel properties.

The following unaudited Pro Forma Condensed Consolidated Statements of Operations of Apple REIT Eight, Inc. are not necessarily indicative of what the actual financial results would have been assuming such transactions had been completed as of January 1, 2007, nor do they purport to represent the future financial results of Apple REIT Eight, Inc.

The unaudited Pro Forma Condensed Consolidated Statements of Operations should be read in conjunction with, and is qualified in its entirety by, the historical Statements of Operations of the acquired hotels.

Pro Forma Condensed Consolidated Statement of Operations (unaudited)

For the three months ended March 31, 2008

(In thousands, except per share data)

	Company Historical Statement of Operations	Charlotte/ Matthews - Hilton Hampton Inn (A)	Riva Hospitality, LLC Annapolis, MD Hilton Garden Inn (A)	Dunn, NC Hampton Inn (A)	Carlton Hospitality, LLC Tallahassee, FL Hilton Garden Inn (A)	Concord, NC Hampton Inn (A)	Sanford, FL Spring Hill Suites (A)	True North Hotels Portfolio (7 Hotels) (A)	Intermountain Hotels Portfolio (7 Hotels) (A)
Revenue:
Room revenue	$11,631	$99	$70	$125	$177	$383	$658	$3,697	$3,180
Other revenue	980	2	4	2	21	7	29	22	90

Total revenue	12,611	101	74	127	198	390	687	3,719	3,270

Expenses:
Operating expenses	6,422	25	55	56	64	155	252	1,739	1,205
General and administrative	1,144	8	27	10	10	35	27	313	383
Management and franchise fees	816	11	6	10	30	28	50	341	321
Taxes, insurance and other	709	4	11	5	9	22	39	204	183
Depreciation of real estate owned	2,729	—	—	—	—	27	—	610	302

Land lease	1,506	—	—	—	—	—	—	—	—
Investment and interest, net	(6,231)	—	—	—	—	79	—	582	234

Total expenses	7,095	48	99	81	113	346	368	3,789	2,628
Income tax expense	—	—	—	—	—	—	—	—	—

Net income (loss)	$5,516	$53	$(25)	$46	$85	$44	$319	$(70)	$642

Basic and diluted earnings per common share	$0.07

Weighted average common shares outstanding - basic and diluted	75,397

Pro Forma Condensed Consolidated Statement of Operations (unaudited)

For the three months ended March 31, 2008

(In thousands, except per share data)

	Dimension Hotels Portfolio (4 Hotels) (A)	Winston-Salem, NC Courtyard (A)	Homecourt Hospitality Group (4 Hotels) (A)	Hilton Head, SC Hilton Garden Inn (A)	Pro forma Adjustments		Total Pro forma
Revenue:
Room revenue	$4,828	$710	$3,106	$424	$—		29,088
Other revenue	418	63	56	36	—		1,730

Total revenue	5,246	773	3,162	460	—		30,818

Expenses:
Operating expenses	2,215	303	1,066	239	—		13,796
General and administrative	421	79	291	47	—		2,795
Management and franchise fees	336	70	263	23	—		2,305
Taxes, insurance and other	271	42	176	48	—		1,723
Depreciation of real estate owned	512	119	653	97	(2,320	) (C)	4,882
					2,153	(D)
Land lease	—	—	—	—	—		1,506
Investment and interest, net	756	120	668	102	625	(E)	(3,065)

Total expenses	4,511	733	3,117	556	458		23,942
Income tax expense	—	—	—	—	—	(G)	—

Net income (loss)	$735	$40	$45	$(96)	$(458)		6,876

Basic and diluted earnings per common share							$0.09

Weighted average common shares outstanding - basic and diluted					—	(F)	75,397

Pro Forma Condensed Consolidated Statement of Operations (unaudited)

For the year ended December 31, 2007

(In thousands, except per share data)

	Company Historical Statement of Operations	TLC Somerset, S.M.L.L.C. Somerset, NJ Courtyard (A)	Newport Patriot, L.L.C. Bowling Green, KY Hampton Inn (A)	Amtel Associates, LLC Chattanooga, TN Homewood Suites (A)	BRR Greensboro, S.M.L.L.C. & BRR Harrisonburg, S.M.L.L.C. SpringHill Suites and Courtyard (A)	Newport Historic, L.L.C., Newport Virginian, L.L.C. & Newport Savannah, L.L.C. Port Wentworth, GA Hampton Inn (A)	Hotel 57 New York, NY Indpendent (A)
Revenue:
Room revenue	$1,385	$4,181	$3,181	$2,011	$5,395	$2,942	$12,702
Other revenue	100	429	51	50	239	40	2,153

Total revenue	1,485	4,610	3,232	2,061	5,634	2,982	14,855

Expenses
Operating expenses	769	2,284	1,343	725	2,002	1,058	11,416
General and administrative	1,046	463	315	178	574	382	2,051
Management and franchise fees	117	432	252	260	764	390	501
Taxes, insurance and other	165	198	78	164	135	160	531
Depreciation of real estate owned	333	180	208	—	319	299	2,604

Interest, net	(6,343)	507	152	375	321	397	4,421

Total expenses	(3,913)	4,064	2,348	1,702	4,115	2,686	21,524
Income tax expense	—	—	57	—	35	—	—

Net income (loss)	$5,398	$546	$827	$359	$1,484	$296	$(6,669)

Basic and diluted earnings (loss) per common share	$0.35

Weighted average common shares outstanding - basic and diluted	15,376

Pro Forma Condensed Consolidated Statement of Operations (unaudited)

For the year ended December 31, 2007

(In thousands, except per share data)

	Charlotte/ Matthews - Hilton Hampton Inn (A)	Riva Hospitality, LLC Annapolis, MD Hilton Garden Inn (A)	Dunn, NC Hampton Inn (A)	Carlton Hospitality, LLC Tallahassee, FL Hilton Garden Inn (A)	Concord, NC Hampton Inn (A)	Sanford, FL SpringHill Suites (A)	True North Hotels Portfolio (7 Hotels) (A)	Intermountain Hotels Portfolio (7 Hotels) (A)
Revenue:
Room revenue	$2,610	$1,557	$2,408	$2,700	$2,245	$2,500	$18,275	$15,158
Other revenue	70	69	30	318	54	113	95	454

Total revenue	2,680	1,626	2,438	3,018	2,299	2,613	18,370	15,612

Expenses
Operating expenses	876	992	854	1,422	707	1,290	8,126	5,950
General and administrative	273	307	403	115	201	86	1,392	2,138
Management and franchise fees	218	197	194	258	288	308	1,761	1,482
Taxes, insurance and other	85	60	93	218	101	242	908	855
Depreciation of real estate owned	136	608	338	841	248	221	2,501	1,886

Interest, net	181	393	764	541	249	(17)	3,612	2,850

Total expenses	1,769	2,557	2,646	3,395	1,794	2,130	18,300	15,161
Income tax expense	—	—	—	—	—	—	—	—

Net income (loss)	$911	$(931)	$(208)	$(377)	$505	$483	$70	$451

Basic and diluted earnings (loss) per common share
Weighted average common shares outstanding - basic and diluted

Pro Forma Condensed Consolidated Statement of Operations (unaudited)

For the year ended December 31, 2007

(In thousands, except per share data)

	Dimension Hotels Portfolio (4 Hotels) (A)	Winston-Salem, NC Courtyard (A)	Homecourt Hospitality Group (4 Hotels) (A)	Hilton Head, SC Hilton Garden Inn (A)	Pro forma Adjustments		Total Pro forma
Revenue:
Room revenue	$20,378	$2,860	$12,043	$2,172	$—		$116,703
Other revenue	2,055	222	239	224	—		7,005

Total revenue	22,433	3,082	12,282	2,396	—		123,708

Expenses
Operating expenses	7,338	1,248	4,413	1,130	—		53,943
General and administrative	3,718	345	1,190	206	2,000	(B)	17,383
Management and franchise fees	2,382	282	986	156	—		11,228
Taxes, insurance and other	811	156	669	215	—		5,844
Depreciation of real estate owned	3,509	469	2,501	391	(17,592	) (C)	18,331
					18,331	(D)
Interest, net	3,362	490	2,731	421	(10,146	) (E)	5,261

Total expenses	21,120	2,990	12,490	2,519	(7,407)		111,990
Income tax expense	—	—	—	—	(92	) (G)	—

Net income (loss)	$1,313	$92	$(208)	$(123)	$7,499		$11,718

Basic and diluted earnings (loss) per common share							$0.22

Weighted average common shares outstanding - basic and diluted					38,683	(F)	54,059

Notes to Pro Forma Condensed Consolidated Statements of Operations (unaudited):

(A) Represents results of operations for the hotels on a pro forma basis as if the hotels were owned by the Company at January 1, 2007 for the respective period prior to acquisition by the Company. The Company was initially formed on January 22, 2007, and had no operations before that date. Additionally, two properties began operations during 2007, and one property remained under construction as of March 31, 2008. Therefore, these hotels had limited historical operational activity prior to their opening. The properties and their applicable status are as follows: Annapolis, MD Hilton Garden Inn, opened June 2007, Westford, MA Hampton Inn & Suites, opened August 2007 and Overland Park, KS Fairfield Inn & Suites is under construction.

(B) Represents adjustments to level of administrative and other costs associated with being a public company and owning additional properties, including the advisory fee, accounting and legal expenses, net of cost savings derived from owning multiple operating properties.

(C) Represents elimination of historical depreciation and amortization expense of the acquired properties.

(D) Represents the depreciation on the hotels acquired based on the purchase price allocation to depreciable property and the dates the hotels began operation. The weighted average lives of the depreciable assets are 39 years for building and seven years for furniture, fixtures and equipment (FF&E). These estimated useful lives are based on management’s knowledge of the properties and the hotel industry in general.

(E) Interest expense related to prior owner’s debt which was not assumed has been eliminated. Interest income has been adjusted for funds used to acquire properties as of January 1, 2007, or the dates the hotels began operations.

(F) Represents the weighted average number of shares required to be issued to generate the purchase price of each hotel, net of any debt assumed. The calculation assumes all properties were acquired on the latter of January 1, 2007, or the dates the hotels began operations.

(G) Estimated income tax expense of our wholly owned taxable REIT subsidiaries is zero based on the contractual agreements put in place between the Company and our lessees, based on a combined tax rate of 40% of taxable income. Based on the terms of the lease agreements, our taxable subsidiaries would have incurred a loss during these periods. No operating loss benefit has been recorded as realization is not certain.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apple REIT Eight, Inc.

By:	/s/ Glade M. Knight
Glade M. Knight, Chief Executive Officer June 20, 2008